Exhibit 99.B(j)(1)

[DECHERT LLP LETTERHEAD]

September 29, 2009

ING Equity Trust

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258-2034

Re:       ING Equity Trust
(File Nos. 333-56881 and 811-08817)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Amendment No. 111 to the Registration Statement of ING Equity Trust.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP